27


                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (the "Agreement"), dated as of April 8, 1999, is by and among Ajay Sports, Inc., a Delaware corporation ("Ajay" or "Purchaser"), as purchaser, and Pro Golf of America, Inc., a Michigan corporation ("PGA") and the shareholders of PGA, Robert Sage and The Jack London Revocable Living Trust (the "Trust"). Hereinafter, Robert Sage and the Trust are referred to collectively as the "Selling Shareholders."

      Whereas, the Selling Shareholders own all of the outstanding shares of capital stock of PGA and all of the membership interests in PGD Online, LLC, a Michigan Limited Liability Company ("PGD").

      Whereas, PGA is engaged in the business of franchising others to utilize the trademarks, trade names and service marks of PGA in the operation of a retail business engaged in purchasing and selling golf and golf-related equipment and products including equipment and products which are designed totally or in part by PGA and/or manufactured exclusively for and distributed by franchisees of PGA.

      Whereas, PGD is a limited liability company recently formed primarily for the purpose of commencing sales of golf and golf-related equipment and products through the Internet, telemarketing and catalog (electronic and physical) channels.

      Whereas, Ajay desires to acquire the businesses of PGA and PGD, and, to this end, desires to acquire the shares of capital stock of PGA and the LLC membership interests of PGD from the Selling Shareholders on the terms and conditions set forth in this Agreement.

      Now,  therefore,  in  consideration  of  the  premises,   representations,
warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:


                                    Article 1
                               The Stock Purchase

      Section 1.1. The Stock Purchase. At the Effective Time (as defined below) and upon the terms and conditions of this Agreement, the Selling Shareholders shall sell to Purchaser, and Purchaser shall purchase from Selling Shareholders, all of Selling Shareholders' Class "A" common shares, par value $1.00 per share, of PGA (the "PGA Shares") and all of Selling Shareholders' LLC membership interests in PGD (the "PGD LLC Interests"). Hereinafter, the purchase by
Purchaser of the PGA Shares and the PGD LLC Interests from the Selling Shareholders is referred to as the "Stock Purchase."

      Section 1.2. Effective Time. The Stock Purchase shall become effective at such time as the Selling Shareholders deliver to Purchaser the certificates and other items required under Section 1.6 and Section 1.8 (the "Selling Shareholder Deliveries") and Purchaser delivers to Selling Shareholders the cash and other consideration required under Section 1.7 and Section 1.8 (the "Purchaser
Deliveries"). The Selling Shareholder Deliveries and the Purchaser Deliveries shall be deemed to have been made simultaneously and, when completed, the Stock Purchase shall become effective (the "Effective Time").

      Section 1.3. Closing of the Stock Purchase. The closing of the Stock Purchase (the "Closing") will take place at the offices of Alan R. Miller, 370
E. Maple Rd., 4th Floor, Birmingham, Michigan, on a date and at a time to be specified by the parties. The closing date and Effective Time shall not be later than 15 days after the end of the Due Diligence Period (as defined in Section 5.1) (the "Closing Date").

      Section 1.4. Effects of the Stock Purchase. At the Effective Time, except to the extent otherwise provided by this Agreement, through the transfer of stock and membership ownership, PGA and PGD each will become a wholly-owned subsidiary of Purchaser.

      Section 1.5. Board of Directors Changes. The Selling Shareholders shall deliver written resignations of all members of the board of directors of PGA, effective as of the Effective Time. Purchaser shall cause to be elected new boards of directors of PGA effective immediately following the Effective Time.

      Section 1.6. Transfer of Shares/Non-Compete Agreements. At the Closing, the Selling Shareholders shall deliver to Purchaser the following:

            1.6.1 Certificates representing all of the PGA Shares, together with stock powers in form and properly executed to convey to Purchaser all right, title and interest in and to the PGA Shares (the "PGA Stock Certificates") free and clear of any and all pledges, liens, security interests, encumbrances, mortgages, adverse claims, charges, options, equity interests, proxies, voting agreements or trusts or other interests ("Encumbrances").

            1.6.2 Certificates representing all of the membership interests in PGD Online, LLC, a Michigan Limited Liability Company ("PGD"), properly endorsed to convey all right, title and interest in and to the membership interests, free and clear of any and all Encumbrances (the "PGD Certificates").

            1.6.3 Non-compete agreements from the Selling Shareholders for the benefit of Ajay, PGA and PGD, agreeing to refrain from Competition (as defined below) in the businesses of franchising and/or other distribution means through the Internet, telemarketing, or catalog methods of marketing and/or selling golf related products (collectively, the "Competing Activities") on a world-wide basis for a period of three years following the Effective Time. Except to the extent expressly provided in the exceptions contained in the following sentence, "Competition" shall mean the following activities: (i) ownership, management, operation, control, engagement in or participation in the ownership, management, operation or control of, or employment by, or connection as an officer, employer, stockholder, partner, consultant or otherwise with (a) any business using the name Pro Golf or any variation thereof, (b) business engaged in the Competing Activities, and/or (c) any supplier to PGA or PGD. The following shall be expressly excluded from the definition of "Competition" provided in the foregoing sentence: (1) each Selling Shareholder's ownership and operation of a golf driving range, golf course or not more than three retail golf stores (provided that the retail shops shall not be a chain of stores or franchised unless franchised through PGA); (2) Selling Shareholders ownership interest in Pro Golf Nevada LLC ("PG Nevada") to the extent of the present business activities of the retail business of PG Nevada; provided, that, the business of PG Nevada (or any other permitted retail store) shall not be permitted to expand to include any of the Competing Activities; and/or (3) ownership of not more than five percent of the outstanding stock of any publicly-traded company and any pension plan investments. The total consideration to be allocated to the non-compete agreements from the Selling Shareholders shall be $50,000 for each Selling Shareholder.

      Section 1.7  Purchase Price.

            1.7.1 Cash Purchase Price. In exchange for the PGA Stock Certificates and the agreements delivered by the Selling Shareholders pursuant to , Purchaser has agreed to pay aggregate cash consideration of $9,850,000, (the "Purchase Price"). The Purchase Price shall be allocated and delivered as provided in this Section below.

            1.7.2 Deposit Escrow. Within five business days after the execution and delivery of this Agreement, Ajay shall cause to be deposited into escrow One Hundred Thousand Dollars ($100,000) which shall be held in the Alan R. Miller, P.C. Trust Account pursuant to the Deposit Escrow Agreement, the form of which is incorporated into this Agreement as EXHIBIT 1.7.2 (the "Deposit Escrow"). The Deposit Escrow funds shall be applied toward the Purchase Price at the Closing. If no Closing is held under this Agreement, the Deposit Escrow funds shall be disposed of in accordance with Section 6.3. In the event Ajay should fail to make the Deposit Escrow in a timely fashion, the Selling Shareholders shall have the right to terminate this Agreement.

            1.7.3 Payment of the Purchase Price. At the Closing, Purchaser shall pay to each of Robert Sage and the Trust, by wire transfer or other means mutually acceptable to the payee and payer, one-half of the Purchase Price less the Deposit Escrow amount.

            1.7.4 Additional Consideration. As additional consideration to the Selling Shareholders, at the Closing Ajay will issue non-transferable warrants (the "Warrants") to each Selling Shareholder to purchase up to 50,000 shares of common stock, par value $.01 per share, of Ajay (the "Ajay Common Stock"), exercisable commencing at the Effective Time and continuing for two full years thereafter, at an exercise price of $2.00 if exercised during the first year and an exercise price of $2.50 per share if exercised during the second year; provided, that, as a condition to the exercise of the warrants, the holder will agree not to sell the shares of common stock received upon exercise of the warrants for at least three years after the warrant exercise date.

      Section 1.8. SOTA Closing. The consideration provided for in the Asset Purchase Agreement between State of the Art Golf Company, Inc. ("SOTA") and Ajay referred to in subsection 5.1.8 shall be paid and transferred. Specifically, and without limitation, the Selling Shareholders shall have received the sum of $650,000 and shall have executed such bills of sale and other documents transferring the assets of SOTA to Ajay as may be required by the Asset Purchase Agreement.

      Section 1.9. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, PGA, PGD, the Selling Shareholders or Purchaser reasonably determines that any deeds, assignments, or instruments or confirmations of transfer are necessary or desirable to carry out the purposes of this Agreement or to vest Purchaser with full right, title and possession to all assets, property, rights, privileges, powers and franchises of PGA and the officers and directors of PGA, or PGD, as applicable, and the Selling Shareholders are fully authorized in the name of PGA and PGD or otherwise to take, and will take, all such lawful and necessary or desirable action.



                                    Article 2
                     Representations and Warranties of Ajay

      Except as set forth on the disclosure schedule to be delivered by Ajay to the Selling Shareholders (the "Ajay Disclosure Schedule") within fifteen (15) days after the execution and delivery of this Agreement, Ajay hereby represents and warrants to the Selling Shareholders as follows:

      Section 2.1. Organization and Qualification. Ajay is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on Ajay. Ajay is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Ajay. When used in connection with Ajay, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of Ajay, other than any change or effect arising out of general economic conditions unrelated to any business in which Ajay is engaged, or (ii) that will or is reasonably likely to impair the ability of Ajay to perform its obligations hereunder or to consummate the transactions contemplated hereby.

      Section 2.2. Consents and Approvals. No filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by Ajay of this Agreement or the consummation by Ajay of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Ajay. Section 2.2 of the Ajay Disclosure Schedule lists each consent and approval required to be obtained by Ajay from any party other than a Governmental Entity which is necessary for the consummation of the Stock Purchase.

      Section 2.3. Authority Relative to this Agreement. Ajay has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Ajay and constitutes a valid, legal and binding agreement of Ajay, enforceable against Ajay in accordance with its terms. Neither the execution, delivery and performance of this Agreement by Ajay nor the consummation by Ajay of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, or give rise to any right of termination, amendment, cancellation or acceleration or Lien (as defined in below) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Ajay is a party or by which any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Ajay or any of its properties or assets, except in the case of
(ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on Ajay and in the case of (ii) for consents and approvals of Ajay's current lenders as described in Section 2.2 of the Ajay Disclosure Schedule. For purposes of this Agreement, "Lien" means, with respect to any asset, including, without limitation, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

      Section 2.4. SEC Reports. To the knowledge of present management of Ajay, Ajay has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Ajay will deliver, on or before seven business days prior to the end of the Due Diligence Period (as defined in Section 5.1), to Selling Shareholders copies, in the form filed with the SEC (including any amendments thereto but excluding any exhibits), of (i) its Annual Report on Form 10-K for the year ended December 31, 1998, (ii) its definitive proxy statements relating to Ajay's any meetings of stockholders (whether annual or special) held since January 1, 1998 and (iii) all other forms or reports filed with the SEC since December 31, 1998 (all of the foregoing, collectively, the "Ajay SEC Reports").

      Section 2.5. Reservation of Shares; Issuance. Prior to the Effective Time, the Board of Directors of Ajay will take all action necessary to reserve a sufficient number of shares of its common stock for issuance to the Selling Shareholders upon their exercise of the Warrants to be issued under subsection
1.7.4. (the "Warrant Shares"). The Warrant Shares, when issued in accordance with the provisions of the Warrants, will be lawfully issued as fully paid, nonassessable shares of Ajay.

      Section 2.6. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Ajay.

      Section 2.7. Disclosure. No representation or warranty of Ajay in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to Selling Shareholders pursuant hereto or in connection herewith contains or, as of the date of such representation, warranty or instrument, will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

      Section 2.8. Investment Intent. Ajay is acquiring the PGA Shares and the PGD LLC Interests for investment and not with a view toward, or for sale in connection with, any distribution thereof, or any present intention of distributing or selling the PGA Shares or the PGD LLC Interests. Ajay acknowledges and agrees that neither the PGA Shares nor the PGD LLC Interests have been or will be registered under the Securities Act of 1933, as amended (the "Securities Act") or the Michigan Uniform Securities Act, and Ajay will not resell the PGA Shares or the PGD LLC Interests unless they are so registered or unless an exemption from registration is available. Ajay consents to the imposition of a legend to this effect on the certificates for the PGA Shares and the PGD LLC Interests and to a notation to this effect in the stock transfer records of PGA and membership transfer records of PGD.


                                    Article 3
         Representations and Warranties of the Selling Shareholders

      Except as set forth on the disclosure schedule to be delivered by the Selling Shareholders to Ajay (the "Selling Shareholders Disclosure Schedule") within fifteen (15) days after the execution and delivery of this Agreement, the Selling Shareholders hereby jointly and severally represent and warrant to Ajay as follows:

      Section 3.1.  Organization; Qualification; No Subsidiaries

            3.1.1 Organization. PGA and PGD each is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on it. When used in connection with PGA and/or PGD, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of PGA or PGD, as applicable, other than any change or effect arising out of general economic conditions unrelated to any business in which PGA or PGD, as applicable is engaged, or (ii) that may impair the ability of the Selling Shareholders to perform their obligations or to consummate the transactions contemplated hereby.

            3.1.2 Qualification. PGA and PGD each is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on PGA or PGD, as applicable.

            3.1.3 No Subsidiaries. Neither PGA nor PGD has any subsidiaries or owns, directly or indirectly, any voting securities or interests (including membership interests) of any entity.

            3.1.4 Delivery of Governing Documents. Selling Shareholders have delivered to Ajay accurate and complete copies of the (i) Certificate or Articles of Incorporation and Bylaws (or similar governing documents), as currently in effect, of PGA; and (ii) Certificate or Articles of Organization and Operating Agreement (or similar governing documents), as currently in effect, of PGD.

      Section 3.2.  Capitalization.

            3.2.1 The authorized capital stock of PGA consists of Fifty Thousand (50,000) Class "A" common shares, par value $1.00 per share, of which 1,000 shares are issued and outstanding. All of the outstanding PGA Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights and are owned by the Selling Shareholders. There are no other issued or outstanding (i) shares of capital stock or other voting securities of PGA, (ii) securities of PGA convertible into or exchangeable for shares of capital stock or voting securities of PGA, (iii) options or other rights to acquire from PGA any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of PGA, or (iv) equity equivalents, interests in the ownership or earnings of PGA, or other similar rights (collectively, "PGA Securities"). As of the date hereof, there are no outstanding obligations of PGA to repurchase, redeem or otherwise acquire any PGA Securities.

            3.2.2 PGD has not issued any membership interests other than the membership interests owned by the Selling Shareholders. No person holds any right to acquire any membership interest in PGD, either directly or indirectly.

            3.2.3 The Selling Shareholders are parties to a Stockholders Agreement dated October 11, 1988. The Selling Shareholders have agreed and consented to the sale of the Selling Shareholders' shares pursuant to the terms and conditions of this Agreement and at the Effective Time, the Stockholders Agreement will be terminated and of no further force or effect.

      Section 3.3. Consents and Approvals. Except as set forth on Section 3.3 of the Selling Shareholders Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity or any other party is necessary for the execution and delivery by PGA, PGD or the Selling Shareholders of this Agreement or the consummation the Selling Shareholders of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on PGA or PGD. Section 3.3 of the Selling Shareholders Disclosure Schedule lists each consent and approval required to be obtained by PGA, PGD or the Selling Shareholders from any Governmental Entity or other party which is necessary for the consummation of the Stock Purchase.

      Section 3.4.  Authority Relative to this Agreement; Recommendation.

            3.4.1 PGA has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PGA and each of the Selling Shareholders and constitutes a valid, legal and binding agreement of PGA and the Selling Shareholders, enforceable against PGA and the Selling Shareholders in accordance with its terms. Neither the execution, delivery and performance of this Agreement by any of PGA or the Selling
Shareholders, nor the consummation by PGA or the Selling Shareholders of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Certificate or Articles of Organization, as applicable, or Bylaws or Operating Agreement, as applicable (or similar governing documents) of PGA or PGD, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which PGA, PGD or either of the Selling Shareholders is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to PGA, PGD or any of their respective properties or assets, except in the case of (ii) or
(iii) for violations, breaches or defaults which would not have a Material Adverse Effect on PGA or PGD, as applicable, and in the case of (ii) for consents and approvals as described in Section 3.3 of the Selling Shareholders Disclosure Schedule.

      Section 3.5. No Default. Neither PGA nor PGD is in breach, default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate or Articles of Incorporation or Certificate or Articles of Organization, as applicable, or Bylaws or Operating Agreement, as applicable (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which PGA or PGD is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to PGA, PGD or any of their respective properties or assets, except in the case of (ii) or
(iii) for  violations,  breaches  or  defaults  that  would not have a  Material
Adverse Effect on PGA or PGD, as applicable. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which PGA or PGD is now a party or by which any of them or any of their respective properties or assets may be bound that is material to PGA or PGD, as applicable, that has not expired is described as a material contract in Section
3.23 of the Selling Shareholders Disclosure Schedule and is in full force and effect and is not subject to any material default thereunder known to PGA or the Selling Shareholders by any party obligated thereunder to PGA or PGD.

      Section 3.6.  Financial Statements.   The financial statements
referred to in subsections 3.6.1 and 3.6.2 below are referred to collectively as the "PGA Financial Statements."

            3.6.1 The Selling Shareholders have provided to Ajay accurate and complete copies of the financial statements of PGA, including balance sheets, statements of shareholders' equity, statements of operations and statements of cash flows, including the notes thereto for the years ended October 31, 1998, 1997 and 1996, prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and audited by PGA's independent public accountants (the "Audited Financial Statements"). On the earlier of April 30, 1999 or seven business days before the end of the Due Diligence Period (as defined in Section 5.1). Selling Shareholders shall deliver to Ajay, accurate and complete copies of the unaudited interim financial statements of PGA, including balance sheets, statements of shareholders' equity, statements of operations and statements of cash flows, including the notes thereto for the period November 1, 1998 through February 28, 1999, prepared in accordance with GAAP, consistently applied (the "Unaudited Interim Financial Statements"). Further, within 30 business days after the Closing Date, the Selling Shareholders shall deliver to Purchaser unaudited interim financial statements of PGA, including balance sheets, statements of shareholders' equity, statements of operations and statements of cash flows, including the notes thereto, prepared in accordance with GAAP, consistently applied, for the period from November 1, 1998 through the Closing Date (the "Closing Financial Statements). In addition, if under SEC reporting requirements Ajay is required to include GAAP compliant financial information related to PGA for any period other than as specified herein, Selling Shareholders will provide additional Unaudited Interim Financial Statements for the required period for PGA in a timely manner so as to permit Ajay timely to file its required report; provided, however, that if the Closing occurs within 30 days after the end of period for which Selling Shareholders are required to provide additional Unaudited Interim Financial Statements for PGA, then Selling Shareholders shall not be required to provide the Closing Financial Statements. The Audited Financial Statements, the Unaudited Interim Financial Statements and the Closing Financial Statements are referred to collectively as the "GAAP Financial Statements."

            3.6.2 Between the date hereof and the Effective Time, Selling Shareholders will furnish to Ajay, within ten business days after the end of each calendar month (for monthly periods commencing March 1, 1999), a balance sheet, statement of shareholders' equity and statement of operations of PGA as of the end of the such month, prepared on a cash basis of accounting (each a "Monthly Modified Cash Basis Financial Statement"). The Monthly Modified Cash Basis Financial Statements will not be prepared on an accrual basis or in accordance with GAAP. The Monthly Cash Basis Financial Statements will be internally generated in accordance with PGA's historical internal "modified cash basis" method of accounting and shall fairly present PGA's financial position as of the last day of the period then ended and shall be so certified by PGA's internal accountant.

            3.6.3 All intercompany accounts have been eliminated on the GAAP Financial Statements.

            3.6.4 The GAAP Financial Statements are, or when delivered will be, complete and accurate, and present, or will present, fairly the financial condition of PGA at the dates thereof and reflect all material debts and liabilities of PGA required to be disclosed in accordance with GAAP, at the dates thereof, and the statements of operations and cash flows contained therein present fairly the results of the operations of PGA and the changes in its financial positions for the periods indicated except as otherwise disclosed in
Section 3.6 of the Selling Shareholders Disclosure Schedule.

            3.6.5 The Selling Shareholders shall cause PGA to make available to Ajay and Ajay's independent public accountants its work papers and those of its independent public accountants related to the PGA Financial Statements.

      Section 3.7 No Undisclosed Liabilities; Absence of Changes. Except as disclosed in Section 3.7 of the Selling Shareholders Disclosure Schedule, neither PGA nor PGD had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that were not reflected in the GAAP Financial Statements and that would be required by GAAP to be reflected on a balance sheet of PGA (including the notes thereto) or which would have a Material Adverse Effect on PGA. Except as disclosed in Section 3.7 of the Selling Shareholders Disclosure Schedule, since the date of the last PGA Audited Financial Statement, PGA has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to PGA having or which could reasonably be expected to have, a Material Adverse Effect on PGA. Except as disclosed in Section 3.7 of the Selling Shareholders Disclosure Schedule, there has not been (i) any material change by PGA in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in GAAP), (ii) any revaluation by PGA of any of its assets having a Material Adverse Effect on PGA, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto pursuant to Section 4.1 of this Agreement had such action or event occurred after the date of this Agreement.

      Section 3.8 Litigation. Except as described in Section 3.8 of the Selling Shareholders Disclosure Schedule there is no suit, claim, action, proceeding or investigation pending which was either brought by or against PGA or PGD, or, to the knowledge of Selling Shareholders, has been threatened against PGA or PGD, or any of their respective properties or assets which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on PGA or PGD, as applicable, or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed in Section 3.8 of the Selling Shareholders Disclosure Schedule, neither PGA nor PGD is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have a Material Adverse Effect on PGA or PGD, as applicable, or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby. Copies of all material correspondence and pleadings related to each item referenced in Section 3.8 of the Selling Shareholders Disclosure Schedule have been delivered to Ajay or will be delivered to Ajay together with the Selling Shareholders Disclosure Schedule.

      Section 3.9 Compliance with Applicable Law. Except as disclosed in Section
3.9 of the  Selling  Shareholders  Disclosure  Schedule,  PGA and PGD  hold  all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "PGA Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on PGA or PGD, as applicable. Except as disclosed in
Section 3.9 of the Selling Shareholders Disclosure Schedule, PGA and PGD are in compliance with the terms of the PGA Permits, except where the failure so to comply would not have a Material Adverse Effect on PGA or PGD, as applicable. Except as disclosed Section 3.9 of the Selling Shareholders Disclosure Schedule, the businesses of PGA and PGD are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 3.9 with respect to Environmental Laws and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on PGA or PGD, as applicable. Except as disclosed in Section 3.9 of the Selling Shareholders Disclosure Schedule, no investigation or review by any Governmental Entity with respect to PGA or PGD is pending or, to the knowledge of Selling Shareholders, threatened, nor, to the knowledge of Selling Shareholders, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which are disclosed in Section 3.9 of the Selling Shareholders Disclosure Schedule which the Selling Shareholders reasonably believe will not have a Material Adverse Effect on PGA or PGD, as applicable.

      Section 3.10  Employee Benefit Plans; Labor Matters.

            3.10.1 With respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA), maintained or contributed to at any time by PGA, PGD or any entity required to be aggregated with PGA or PGD pursuant to Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "PGA Employee Plan"), no event has occurred and, to the knowledge of Selling Shareholders, no condition or set of circumstances exists in connection with which PGA or PGD could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on PGA or PGD, as applicable, including, without limitation, any unfunded pension plan liability or liability for retiree health plan coverage. Section 3.10.1 of the Selling Shareholders Disclosure Schedule lists all PGA Employee Plans and copies of each such plan and all amendments and modifications thereto (or if such plans are unwritten, a complete and accurate summary thereof) have been delivered to Ajay or will be delivered to Ajay together with the Selling Shareholders Disclosure Schedule.

            3.10.2 No PGA Employee Plan is or has been subject to Title IV of ERISA or Section 412 of the Code. Each PGA Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.

            3.10.3 Except as disclosed in Section 3.10.3 of the Selling Shareholders Disclosure Schedule, there shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any PGA Employee Plan or any agreement or arrangement disclosed under this
Section 3.10 solely by reason of entering into this Agreement or in connection with the consummation of the transactions contemplated by this Agreement.

            3.10.4 There are no controversies pending or, to the knowledge of Selling Shareholders threatened, between PGA or PGD and any of their respective employees, which controversies would or could reasonably be expected to have a Material Adverse Effect on PGA or PGD, as applicable. Neither PGA nor PGD is a party to any collective bargaining agreement or other labor union contract applicable to its employees or has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract. None of PGA, PGD or the Selling Shareholders has knowledge of any activities or proceedings of any labor union to organize any of PGA's or PGD's employees. There are no ongoing strikes, slowdowns, work stoppages, lockouts nor, to the knowledge of PGA or the Selling Shareholders, is there any threat thereof by or with respect to the employees of PGA or PGD.

      Section 3.11  Environmental Laws and Regulations.

            3.11.1 Except as disclosed in Section 3.11 of the Selling Shareholders Disclosure Schedule, (i) PGA and PGD is in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect on PGA or PGD, as applicable. For purposes of this provision, compliance includes, but is not limited to, the possession by PGA and PGD of all material permits and other governmental authorizations required under applicable Environmental Laws, including compliance with the terms and conditions thereof.. (ii) Neither PGA nor PGD has received written notice of, or, to the knowledge of PGA or Selling Shareholders, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on PGA or PGD, as applicable. (iii) To the knowledge of PGA and the Selling Shareholders, there are no circumstances that are reasonably likely to prevent or interfere with compliance with applicable Environmental Laws in the future.

            3.11.2 Except as disclosed in Section 3.11 of the Selling Shareholders Disclosure Schedule, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on PGA or PGD, as applicable, that are pending or, to the knowledge of Selling Shareholders, threatened against PGA or PGD or, to the knowledge of the Selling Shareholders, against any person or entity whose liability for any Environmental Claim that PGA or PGD has or may have retained or assumed either contractually or by operation of law.

      Section 3.12  Tax Matters.

            3.12.1 Except as set forth in Section 3.12 of the Selling Shareholders Disclosure Schedule: (i) PGA and PGD each has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined in subsection 3.12.2) with respect to Taxes (as defined in subsection 3.12.2) of PGA and PGD, as applicable, and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to PGA and PGD have been paid in full; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other Tax Returns required to be filed by or with respect to PGA or PGD; (iv) no deficiency for any income or other material Taxes has been assessed with respect to PGA or PGD which has not been abated or paid in full; and (v) to the knowledge of PGA or the Selling Shareholders, none of the Tax Returns of or with respect to PGA or PGD is currently being audited or examined by any Governmental Entity.

            3.12.2 For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

      Section 3.13 Title to Property. PGA and PGD each has, or at the Closing Date will have, good and defensible title to its properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, either individually or in the aggregate, would not have a Material Adverse Effect on PGA or PGD, as applicable. All leases pursuant to which PGA or PGD lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which PGA or PGD, as applicable, has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on PGA or PGD, as applicable.

      Section 3.14  Intellectual Property.

            3.14.1 Section 3.14 of the Selling Shareholders Disclosure Schedule describes each existing United States and foreign patent, trademark, trade name, services mark, copyright, trade secret, and applications therefor owned or licensed by PGA and PGD, including registration numbers and expiration dates and details of the licenses (the "PGA Intellectual Property Rights"). The PGA Intellectual Property Rights are the only intellectual property rights that are material to the businesses of PGA and PGD as currently conducted.

            3.14.2 Except as set forth in Section 3.14 of the Selling Shareholders Disclosure Schedule, the validity of the PGA Intellectual Property Rights and the title thereto of PGA or PGD, as the case may be, is not being questioned in any litigation to which PGA or PGD, as the case may be, is a party and neither PGA nor PGD has received any notices of potential claims.

            3.14.3 The businesses of PGA and PGD as now conducted does not, to the knowledge of PGA or the Selling Shareholders, infringe any valid patents, trademarks, trade names, service marks or copyrights of others.

            3.14.4 PGA and PGD have taken steps they believe appropriate to protect and maintain their trade secrets as such, except in cases where they have elected to rely on patent or copyright protection in lieu of trade secret protection.

            3.14.5 Neither PGA nor PGD has in effect any agreement, oral or written, to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to intellectual property rights.

            3.14.6 The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the PGA Intellectual Property Rights.

      Section 3.15 Insurance. Section 3.15 the Selling Shareholders Disclosure Schedule lists and briefly describes all policies of fire, liability, life and other insurance maintained by PGA and PGD and copies of all such policies as currently in effect have been provided to Ajay or will be provided together with Selling Shareholders Disclosure Schedule. These policies are in amounts and provide coverages customarily maintained by similar businesses similarly situated and are in full force and effect on the date of this Agreement.

      Section 3.16 Vote Required. The affirmative vote of a majority of the members of the board of directors of PGA and the holders of at least a majority of the outstanding PGA Shares are the only votes of the directors or shareholders of PGA necessary to approve and adopt this Agreement and effect the Stock Purchase. No vote is required of the Selling Shareholders to sell the PGD LLC Interests to Ajay hereunder.

      Section 3.17 Tax Treatment. The Selling Shareholders understand and acknowledge that the Stock Purchase will constitute a taxable event to them.

      Section 3.18 Affiliates. Except for the directors and executive officers of PGA and the managers of PGD, each of whom is listed in Section 3.18 of the Selling Shareholders Disclosure Schedule, there are no persons who, to the knowledge of Selling Shareholders, may be deemed to be affiliates of PGA or PGD under Rule 1-02(b) of SEC Regulation S-X (the "PGA Affiliates").

      Section 3.19 Certain Business Practices. Neither PGA nor PGD or any directors, officers, managers agents or employees of PGA or PGD has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

      Section 3.20 Insider Interests. Except as set forth in Section 3.20 of the Selling Shareholders Disclosure Schedule, neither the Selling Shareholders nor any officer or director of PGA or member or PGD (i) has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or PGA Intellectual Property Rights, used in or pertaining to the businesses of PGA or PGD or (ii) is a party to any PGA Contract (as defined in Section 3.23).

      Section 3.21 Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Selling Shareholders.

      Section 3.22 Disclosure. No representation or warranty of Selling Shareholders in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to Ajay pursuant hereto or in connection herewith contains or, as of the date of such representation, warranty or instrument, will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

      Section 3.23  Material Contracts.

            3.23.1 Section 3.23 of the Selling Shareholders Disclosure Schedule lists, and Selling Shareholders have delivered to Ajay or, together with the Selling Shareholders Disclosure Schedule will deliver, true, correct and complete copies of all contracts and agreements, whether oral or written (and all amendments, modifications and supplements thereto and all side letters affecting the obligations of any party thereunder) to which PGA or PGD is a party or by which any of their properties or assets are bound that are material to the business, properties or assets of PGA and PGD either individually or in the aggregate, including, without limitation, all: (i) franchise agreements and all amendments and modifications thereto; (ii) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute, indemnification or guaranty contracts (including, without limitation, any contract to which PGA or PGD is a party involving employees of PGA or PGD);
(iii) licensing, publishing, merchandising or distribution agreements; (iv) contracts granting rights of first refusal or first negotiation; (v) partnership or joint venture agreements; (vi) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise, (vii) contracts or agreements with any Governmental Entity; (viii) each financial instrument including, without limitation, any and all notes, bonds, mortgages, indentures and loan agreements, and (ix) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.2 hereof, the "PGA Contracts"). Neither PGA nor PGD is a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.

            3.23.2 Each PGA Contract is valid and enforceable in accordance with its terms, and there is no default under any PGA Contract so listed either by PGA or PGD or, to the knowledge of PGA or the Selling Shareholders, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by PGA or PGD or, to the knowledge of PGA or the Selling Shareholders, any other party (except distributors who may be late in payment of a fee), in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on PGA or PGD, as applicable.

            3.23.3 No party to any PGA Contract has given notice to PGA or PGD, as applicable, of, or made a claim against PGA or PGD, as applicable, with respect to, any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on PGA or PGD, as applicable.

      Section 3.24 Products and Warranties; Return Privileges. There are no statements, citations or decisions by any governmental or regulatory body that any product manufactured, marketed or distributed at any time by PGA or PGD (the "PGA Products") is defective or fails to meet any standards promulgated by any such governmental or regulatory body. There has been no recall ordered by any such governmental or regulatory body with respect to any PGA Product. There is no (i) fact relating to any PGA Product that may impose upon PGA or PGD a duty to recall any PGA Product or a duty to warn customers of a defect in any PGA Product, or (ii) latent or overt design, manufacturing or other material defect in any PGA Product. Section 3.24 of the Selling Shareholders Disclosure Schedule sets forth a description of all warranties and return privileges (written or otherwise) which PGA or PGD gives in connection with the manufacture and/or distribution of the PGA Products. Neither PGA nor PGD is subject to any royalties or licensing fees in connection with the manufacture and/or distribution of the PGA Products.

      Section 3.25 Records. PGA has maintained all corporate records required to be maintained by corporations under the MBCA. PGD has maintained all records required to be maintained by limited liability companies under applicable Michigan laws.

      Section 3.26 Accounts and Notes Receivable. All accounts and notes receivable of PGA are reflected in the GAAP Financial Statements and have arisen in the ordinary course of business and to the knowledge of Selling Shareholders and PGA represent valid obligations due to PGA in the aggregate recorded amounts thereof.

      Section 3.27 Bank Accounts/Powers of Attorney. Section 3.27 of the Selling Shareholders Disclosure Schedule lists all bank accounts and safe deposit boxes presently maintained by PGA and PGD, showing the names of all persons authorized to make withdrawals or sign checks on those accounts or otherwise have access to them, and any powers of attorney presently in effect granted by PGA or PGD.

      Section 3.28 Title to PGA Shares/PGD LLC Interests. Each Selling Shareholder has good title to the PGA Shares and PGD LLC Interests to be sold by the Selling Shareholder, and possesses the full right, power and authority to sell and deliver them pursuant to this Agreement.

      Section  3.29   Acquisition  of  Warrants  for  Investment.   The  Selling
Shareholders are acquiring the Warrants for investment and not with a view toward, or for sale in connection with, any distribution thereof, or any present intention of distributing or selling the Warrants. Each Selling Shareholder acknowledges and agrees that neither the Warrants nor the Warrant Shares issuable upon exercise of the Warrants have been and will not be registered under the Securities or the Michigan Uniform Securities Act, and the Selling Shareholder will not resell the Warrants or the Warrant Shares unless they are so registered or unless an exemption from registration is available. Each Selling Shareholder consents to the imposition of a legend to this effect on the certificates for the Warrants and the Warrant Shares and to a notation to this effect in the stock transfer records of Ajay.

      Section 3.30 Operations of PGD. PGD has recently been organized to commence sales of golf and golf-related equipment primarily through the Internet, telemarketing and catalog (electronic and physical) channels. PGD has no formal financial statements. To date PGD has been funded through PGA and/or the Selling Shareholders and has no assets other than its Internet web site and no material debts or other obligations of any nature other than as described in
Section 3.30 of the Selling Shareholders Disclosure Schedule.

      Section 3.31 Place of Delivery. The Selling Shareholders Disclosure Schedule and all documents delivered in accordance therewith shall be delivered to the office of Ajay located at 7001 Orchard Lake Road, Suite 424, West Bloomfield, Michigan 48322-3608.


                                    Article 4
                         Covenants and Other Agreements

      Section 4.1 Conduct of Business of PGA and PGD. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Selling Shareholders will cause PGA and PGD (collectively, the "Seller Companies") to conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, prior to the Effective Time, no Seller Company will, without the prior written consent of
Ajay:

            4.1.1  Amend  its  Certificate  or  Articles  of   Incorporation  or
Certificate or Articles of Organization, as applicable, or Bylaws or Operating Agreement, as applicable (or other similar governing instrument);

            4.1.2 Authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock or membership interests of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights);

            4.1.3 Split, combine or reclassify any shares of its capital stock or membership interests, or redeem or otherwise acquire any of its securities;

            4.1.4 Adopt a plan of complete or partial liquidation, dissolution, merger consolidation, restructuring, recapitalization or other reorganization (other than the Stock Purchase);

            4.1.5 Incur or assume any long-term or short-term debt or issue any debt securities except for borrowings or issuances of letters of credit under existing lines of credit in the ordinary course of business;

            4.1.6 Assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

            4.1.7 Make any loans, advances or capital contributions to or investments in, any other person;

            4.1.8 Pledge or otherwise encumber shares of capital stock or membership interests of the Seller Companies;

            4.1.8 Mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax Liens for taxes not yet due);

            4.1.10 Except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer, employee or member in any manner, or increase in any manner the compensation or fringe benefits of any director, officer, employee or member or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

            4.1.11 Acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions other than in the ordinary course of business;

            4.1.12 Change any of the accounting principles or practices used by it;

            4.1.13 Revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory of writing-off notes or accounts receivable other than in the ordinary course of business;

            4.1.14 Acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein;

            4.1.15  Enter  into  any  material   contract  or  agreement  except
distributorship agreements with unaffiliated persons which are in the ordinary course of PGA's business;

            4.1.16 Authorize any new capital expenditure or expenditures which, individually, is in excess of $10,000; provided, however that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts;

            4.1.17 Make any tax election or settle or compromise any material income tax liability;

            4.1.18 Settle or compromise any pending or threatened suit, action or claim which (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on the Seller Company;

            4.1.19 Commence any material research and development project or terminate any material research and development project that is currently ongoing, in either case, except pursuant to the terms of existing contracts;

            4.1.20  Make  any  distributions  for  any  reason  to  the  Selling
Shareholders. The payment of reasonable business expenses incurred in the ordinary course of business or the payment of rents from PGA to the Selling Shareholders shall be allowed; or

            4.1.21 Take, or agree in writing or otherwise to take, any of the actions described in subsections 4.1.1 through 4.1.20 or any action which would make any of the representations or warranties of the Selling Shareholders contained in this Agreement untrue, incorrect or incomplete.

      Section 4.2 Other Potential Acquirers. PGA, PGD, the Selling Shareholders, their affiliates and respective officers, directors, employees, managers, representatives and agents immediately shall cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any, and from the date hereof through the Closing Date, will not solicit, negotiate, act upon or entertain in any way, an offer from any other person or entity to purchase the securities, business or name of PGA or PGD or any of their material assets or furnish any information to any other person in that regard (an "Alternate Transaction"); provided, that, this does not preclude sales of inventory and other property in the normal and ordinary course of business. The Selling Shareholders will promptly (within 24 hours) notify Ajay upon the receipt of an unsolicited competing offer in respect of an Alternate Transaction and of the proposed terms of the offer.

      Section 4.3  Access to Information.

            4.3.1 Between the date hereof and the Effective Time, Selling Shareholders will give Ajay and its authorized representatives, reasonable and full access to (i) all employees, plants, offices, warehouses and other facilities, franchisees, and (ii) all books and records of the Seller Companies, and will permit Ajay to make such inspections as Ajay may reasonably require and will cause the officers and members of the Seller Companies to furnish Ajay with such financial and operating data and other information with respect to the business and properties of the Seller Companies as Ajay may from time to time reasonably request.

            4.3.2 No review, examination or investigation by Ajay shall diminish or obviate any of the representations, warranties, covenants or agreements of the Selling Shareholders under this Agreement.
 .
            4.3.3 Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Mutual Non-disclosure Agreement dated December 21, 1998.

      Section 4.4 Additional Agreements, Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (ii) contesting any legal proceeding relating to the Stock Purchase; and (iii) the execution of any additional instruments necessary to consummate the transactions contemplated hereby, including, without limitation, any amendment or other instrument necessary to permit the Stock Purchase to be effected by a subsidiary to be formed as contemplated in the recitals to this Agreement. Subject to the terms and conditions of this Agreement, Selling Shareholders, PGA and Ajay agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable but not later than 15 days after the end of the Due Diligence Period (as defined in Section 5.1).

      Section 4.5 Public Announcements. None of the Seller Companies or the Selling Shareholders shall issue any public statement or announcement concerning the transactions contemplated by this Agreement without the prior written approval of Ajay. Ajay shall prepare a press release and any other disclosure as may be required under applicable securities laws or otherwise warranted or advised by counsel and will provide the Seller Companies and Selling Shareholders with copies concurrently with the release of said disclosure.

      Section 4.6 Notification of Certain Matters. The parties shall give prompt notice to the other parties, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to a default, or event which, with notice or lapse of time or both, would become a default, received by such party subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of such party to which such party is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any material adverse change in its respective financial condition, properties, businesses, results of operations or prospects taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 4.6 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.


                                    Article 5
              Conditions to Consummation of the Stock Purchase

      Section 5.1 Conditions to Each Party's Obligations to Effect the Stock Purchase. The respective obligations of each party hereto to effect the Stock Purchase are subject to the satisfaction of the following conditions on or before 30 days after the Selling Shareholders' Disclosure Schedule as provided for in Article 3 have been delivered together with all copies of any documents required to be delivered thereunder as provided in Section 3.31 (the "Due Diligence Period"):

            5.1.1 This Agreement shall have been approved and adopted by the Board of Directors of PGA.

            5.1.2 This Agreement shall have been approved and adopted by the Board of Directors of Ajay.

            5.1.3 That the Deposit Escrow as provided in subsection 1.7.2 shall be established through the Deposit Escrow Agreement and funded by Ajay within five business days following the execution of this Agreement.

            5.1.4 The Selling Shareholders shall on or before seven days prior to the end of the Due Diligence Period have executed a release of Ajay and each other, in form and substance satisfactory to Ajay and the Selling Shareholders, whereby the Selling Shareholders release Ajay and each other from any claims, demands or causes of action relating to or arising out of any action or non-actions of Ajay in negotiating with, retaining or employing, and compensating either of the Selling Shareholders or both of them for services to be rendered on behalf of the Seller Companies or Ajay subsequent to the Closing Date. It is understood and agreed by the Selling Shareholders that Ajay shall have the unrestricted right to retain or employ the services of either of the Selling Shareholders on behalf of the Seller Companies or Ajay following the Closing Date or to refrain therefrom, in the sole discretion of Ajay.

            5.1.4 The Selling Shareholders shall have executed a mutual release satisfactory to each of the Selling Shareholders, which shall be effective as of the Closing Date, terminating all stockholders, joint venture and other agreements between them and releasing any and all claims or rights each may have against the other relating to the ownership or operation of the Seller Companies or any facts existing up to the Closing Date, with the exception of claims based upon any misappropriation of funds by either of the Selling Shareholders.

            5.1.5 That Ajay shall have satisfactorily conducted its due diligence examinations of the business and operations of the Seller Companies and that Ajay shall not have, in writing, during the Due Diligence Period, notified the Selling Shareholders that the due diligence review was unsatisfactory for any reason, in the sole discretion of Ajay.

            5.1.6 A written lease agreement shall have been entered into among PGA and the Selling Shareholders to continue leasing the space currently occupied by PGA in the facility located at 32751 Middlebelt, Farmington Hills, Michigan (the "Michigan Facility"), on terms at least as favorable as provided under the expired lease agreement (the "New Lease"). The New Lease shall commence on April 1, 1999 and continue for three years thereafter at the same rental amount as provided in the expired lease agreement. The New Lease shall provide PGA with a five-year renewal option at the Fair Market Rate, not less than the existing rental rate, for similar buildings within the same locale. Following one year under the New Lease, PGA shall have an option to purchase the Michigan Facility at the then-Fair Market Value. If agreement regarding the Fair Market Rate or Fair Market Value cannot be reached, the Selling Shareholders and PGA shall each appoint an appraiser. If the two appraisers agree on the Fair Market Rate or Fair Market Value, that determination shall be conclusive. If the two appraisers disagree they shall appoint a third appraiser whose determination as to Fair Market Rate or Fair Market Value shall be conclusive and binding. In addition, at any time during the lease period, PGA shall have the option to lease all or any portion of the space currently not leased by PGA in the Michigan Facility, subject to the rights of existing tenants, at the same rental rate as then in effect for PGA.

            5.1.8 Ajay and SOTA shall have negotiated and entered into an asset purchase agreement under which Ajay shall acquire the assets of SOTA for $650,000.

            5.1.9 Each of the Selling Shareholders shall have entered into a non-compete agreement with PGA and Purchaser as provided in subsection 1.6.3.

            5.1.10 The Selling Shareholders shall cause PGA to enter into a written agreement with Pro Golf Nevada LLC ("PG Nevada") to provide that the royalty-free arrangement presently in effect shall continue until such time as the Selling Shareholders in the aggregate own less than a 50% interest in PG Nevada. A royalty of one percent shall be established for all sales of PG Nevada upon the termination of the royalty-free arrangement if the new majority owner elects to continue operating as a PGA franchise.

      Section 5.2 Conditions to the Obligations of Ajay Following the Due Diligence Period. The obligation of Ajay to consummate the Stock Purchase contemplated by this Agreement after the expiration of the Due Diligence Period shall be subject only to the satisfaction at or prior to the Effective Time of the following conditions:

            5.2.1 Each of the representations and warranties of the Selling Shareholders contained in Article 3 shall be true and complete in all material respects on the Closing Date.

            5.2.2 Each of the covenants and obligations of Selling Shareholders to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time.

            5.2.3 There shall have been no events or changes with respect to the business of PGA or PGD occurring subsequent to the Due Diligence Period which would have a Material Adverse Effect on PGA or PGD, as applicable.

            5.2.4 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Stock Purchase.

            5.2.5 Ajay shall have received a certificate signed by each of the Selling Shareholders certifying compliance with subsections 5.2.1, 5.2.2 and
5.2.3 as of the Effective Time.

      Section 5.3 Conditions to the Obligations of Selling Shareholders following the Due Diligence Period. The obligations of the Selling Shareholders to consummate the Stock Purchase contemplated by this Agreement after the expiration of the Due Diligence Period shall be subject only to the satisfaction at or prior to the Effective Time of the following conditions:

            5.3.1 Each of the representations and warranties of Ajay contained in Article 2 shall be true and complete in all material respects on the Closing Date.

            5.3.2 Each of the covenants and obligations of Ajay to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time.

            5.3.3 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Stock Purchase.

            5.3.4 The Selling Shareholders shall have received a certificate signed by an executive officer of Ajay certifying compliance with subsections
5.3.1 and 5.3.2 as of the Effective Time.


                                    Article 6
                         Termination; Amendment; Waiver

      Section 6.1 Termination. This Agreement may be terminated and the Stock Purchase may be abandoned by written notice at any time prior to the Effective Time, only for the following reasons:
            6.1.1 By the Selling Shareholders if Ajay fails to fund the Deposit Escrow within the time period specified in subsection 1.7.2, but only if the termination election is made before the Deposit Escrow funds are deposited.

            6.1.2  By mutual written consent of Ajay and Selling
Shareholders.

            6.1.3 By either Ajay or the Selling Shareholders during the Due Diligence Period if the conditions set forth in Section 5.1 of this Agreement have not been satisfied.

            6.1.4 By Ajay following the Due Diligence Period but prior to the Effective Time, only if the conditions set forth in Section 5.2 have not been satisfied.

            6.1.5 By the Selling Shareholders following the Due Diligence Period but prior to the Effective Time, only if the conditions set forth in Section 5.3 have not been satisfied.

      Section 6.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, provided that the following provisions shall survive termination of this
Agreement: subsection 4.3.3, regarding confidentiality; Section 4.5, insofar as any public announcement being made to announce termination of the Agreement; and
Section 6.3, regarding liquidated damages and expenses. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

      Section 6.3  Liquidated Damages, Fees and Expenses.

            6.3.1 Following the Due Diligence Period, if Ajay shall fail, by the Closing Date specified in Section 1.3, to finalize or close the Stock Purchase provided for in this Agreement by failing to perform its obligations pursuant to
Section 1.7 and Section 1.8, even though the Selling Shareholders are prepared and fully able to effect the Stock Purchase, then the full amount of the Deposit Escrow funds ("Liquidated Damages") shall be immediately due and deliverable to the Selling Shareholders on an equal basis. Ajay agrees that the payment of the Deposit Escrow funds to the Selling Shareholders as Liquidated Damages is reasonable; that actual damages to the Selling Shareholders would be impossible to compute and that the amount of the Liquidated Damages does not constitute a penalty. As a condition to the disbursement of the Liquidated Damages to the Selling Shareholders, the Selling Shareholders shall execute and deliver to Ajay a release releasing Ajay from any further monetary obligations to the Selling Shareholders for any reason in connection with a breach of or the termination of this Agreement.

            6.3.2 Each party to this Agreement shall bear its own costs and expenses in connection with the negotiation of this Agreement and consummation of the Stock Purchase contemplated hereunder. The expenses of the Selling
Shareholders   in  connection   with  this  Agreement  and  the  Stock  Purchase
contemplated hereunder shall not be paid from the assets of the Seller Companies, except that the parties agree that (i) no more than $50,000 for legal and accounting fees directly related to the negotiation of this Agreement and consummation of the Stock Purchase may be paid by the Seller Companies, and (ii) such additional amounts as may be reasonable and necessary for the preparation of any additional Unaudited Interim Financial Statements contemplated by subsection 3.6.1 as required for SEC reports which are in addition to the Audited Financial Statements, the Unaudited Interim Financial Statements for the period from November 1, 1998 through February 28, 1999 and the Closing Financial Statements (or any Unaudited Interim Financial Statements delivered which negate the requirement for delivery of the Closing Financial Statements) may be paid by the Seller Companies.

      Section 6.4 Amendment. This Agreement may be amended by action taken by Ajay and Selling Shareholders at any time before or after approval of the Stock Purchase by the stockholders of Ajay and Selling Shareholders (if required by applicable law) but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

      Section 6.5  Extension; Waiver.

            6.5.1 At any time prior to the Effective Time, each party hereto may
(i) extend the time for the performance of any of the obligations or other acts of any other party; (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto; or (iii) waive compliance by any other party with any of the agreements or conditions contained herein; provided, that, any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

            6.5.2 It is the intention of the parties to close the Stock Purchase within 45 days after the date of execution of this Agreement (the "Intended Closing Date"); provided, however, that the parties agree that the Intended Closing Date will be extended automatically, on a day-for-day basis to the extent the Selling Shareholders deliver their disclosure schedule as required under Article 3, or any portion thereof or document to be included therewith, to Ajay more than 15 days after the execution and delivery of this Agreement.


                                    Article 7
         Survival of Representations and Warranties; Indemnification

      Section 7.1 Survival of Representations and Warranties. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of three years after the Effective Time; provided, however, that all representations and warranties with respect to taxes shall survive for the period of time which is equal to the statute of limitations period any federal or state tax statute applicable to any liability for assessment of taxes covered thereby. Notice of any claim under this provision must be given in writing before the expiration of the survival period but need not be adjudicated or otherwise settled before the expiration of the survival period.

      Section 7.2 Indemnity Agreements of the Selling Shareholders. The Selling Shareholders, jointly and severally, shall indemnify, defend, reimburse and hold harmless PGA, PGD and Ajay from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

            7.2.1 Any substantial inaccuracy in, or breach of, any material representation or warranty made by, or nonfulfillment of any covenant on the part of, the Selling Shareholders contained in this Agreement;
            7.2.2 Any misrepresentation in or omission from or nonfulfillment of any covenant on the part of the Selling Shareholders contained in any other agreement, certificate or other instrument furnished or to be furnished to Ajay by them pursuant to this Agreement; and

            7.2.3 Reasonable fees and disbursement of counsel incident to any of the foregoing.

      Section 7.3 Indemnity Agreements of Purchaser. Purchaser shall indemnify, defend, reimburse and hold harmless the Selling Shareholders from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses resulting from:

            7.3.1 Any substantial inaccuracy in, or breach of, any material representation or warranty or nonfulfillment of any covenant on the part of Ajay contained in this Agreement;

            7.3.2 Any misrepresentation in or omission from or nonfulfillment of any covenant on the part of Ajay contained in any other agreement, certificate or other instrument furnished or to be furnished to the Selling Shareholders by Ajay pursuant to this Agreement; and

            7.3.3 Reasonable fees and disbursement of counsel incident to any of the foregoing.

      Section 7.4  Indemnification Procedure for Third Party Claims.

            7.4.1 Notice of Claim and Defense. The party seeking indemnification under this Article 7 shall give the party from whom indemnification is sought prompt written notice of the assertion of any third party claim of which said party has knowledge which is covered by the indemnity agreements set forth in
Section 7.2 or Section 7.3 and the party obligated to indemnify will undertake the defense thereof by representatives chosen by the party seeking indemnification but acceptable to the party obligated to indemnify. If the party obligated to indemnify, within a reasonable period of time after notice of any such claim fails to defend, the party seeking indemnification will have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the party obligated to indemnify, subject to the right of the party seeking indemnification to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

            7.4.2 Payment of Sums Due. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been consummated, or the parties shall have arrived at a mutually binding agreement, with respect to each separate third party claim indemnified by the party obligated to indemnify, the party seeking indemnification shall forward to the party obligated to indemnify notice of any sums due and owing (and the times when due) by the party seeking indemnification with respect to such claim and the party obligated to indemnify shall pay such sums to the party seeking indemnification in cash, within 30 days after the date of such notice or, if any such sums are due more than 90 days after the date of such notice, ten days prior to the date each such sum is due.

      Section 7.5 Good Faith Efforts to Settle Disputes. Each of the parties agrees that, prior to commencing any litigation against the other concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, such parties shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such parties shall disclose to the others all relevant information relating to such dispute.

      Section 7.6 Fees and Expenses. Notwithstanding any other provision in this
Article 7, in the event of any dispute or controversy, the prevailing party in such dispute shall, in addition to any other remedies the prevailing party may obtain in such dispute, be entitled to recover from the other party all of its reasonable legal fees and out-of-pocket costs incurred by such party in enforcing or defending its rights hereunder, excluding any costs incurred under
Section 7.5.

      Section 7.7 Litigation Support. If, and for so long as, any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated hereunder, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Effective Time involving the Seller Companies, the other party will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party, unless the contesting or defending party is entitled to indemnification therefor under this
Article 7.

                                    Article 8
                                  Miscellaneous

      Section 8.1 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise without the prior written consent of the parties, which consent shall not be unreasonably withheld; provided, however, that Ajay shall be permitted to assign its (i) rights under this Agreement to its lender in connection with the financing of the Stock Purchase and any refinancing thereof at a later date, if any; and (ii) its rights and obligations under this Agreement to a subsidiary in order to effect the Stock Purchase through a newly formed subsidiary.

      Section 8.2 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in , Section 8.1 nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 8.3 Construction. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein have independent significance.

      Section 8.4 Validity. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

      Section 8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to each other party as follows:

      If to PGA or the Selling Shareholders:

            Robert Sage
            Harbur Island - Cutter Sound
            2444 SW Island Creek Trail
            Palm City, Florida 34990

            with copies to:

            Alan R. Miller, Esq.
            370 East Maple Road
            Fourth Floor
            Birmingham, Michigan 48009
            (248) 644-8910         Fax (248) 644-1537

            And

            The Jack London Revocable Trust
            c/o Jack London
            2343 Vallecitos
            La Jolla, CA 92037
            (619) 459-0241     Fax (619) 551-0716

      if to Purchaser:

            Thomas W. Itin, President
            Ajay Sports, Inc.
            7001 Orchard Lake Road, Suite 424
            West Bloomfield, MI 48322-3608
            (248) 851-5651     Fax (248) 851-9080

            With copies to:

            Clarence H. Yahn, Chief Operating Officer
            Ajay Sports, Inc.
            1501 E. Wisconsin Street
            Delavan, WI 53115
            (414) 728-5521    Fax (414) 728-8119

            And

            Mary M. Maikoetter, Esq.
            609 E. Speer Blvd., Suite 300
            Denver, CO 80203
            (303) 744-3580    Fax (303) 744-3050

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      Section 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to the principles of conflicts of law thereof.

      Section 8.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      Section 8.8  Certain Definitions.  For the purposes of this
Agreement, the term:

            8.8.1 "affiliate" means (except as otherwise provided in Section 3.18) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

            8.8.2 "business day" means any day other than a day on which Nasdaq is closed;

            8.8.3 "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

            8.8.4 "knowledge" or "known" means, with respect to any matter in question, if an executive officer of Purchaser, PGA or any PGA Subsidiary, as the case may be, has actual knowledge of such matter;

            8.8.5  "person"  means  an  individual,  corporation,   partnership,
limited liability company, association, trust, unincorporated organization or other legal entity; and

            8.8.6 "subsidiary" or "subsidiaries" of PGA, Purchaser, or any other person, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which PGA, Purchaser, or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      Section 8.9 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Stock Purchase, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that, if the Selling Shareholders are entitled to receive the Liquidated Damages pursuant to subsection 6.3.1 of Section 6.3, they shall not be entitled to specific performance to compel the consummation of the Stock Purchase.

      Section 8.10 Counsel. Each party represents to the other parties that he or it has consulted with his or its legal counsel to the extent he or it deemed necessary or advisable and that he or it understands the terms and provisions of this Agreement, agrees that such terms and provisions are fair and reasonable as negotiated and has voluntarily entered into, signed and delivered this Agreement to the other parties. The Selling Shareholders acknowledge that Alan R. Miller and Alan R. Miller P.C. has solely represented PGA and PGD in connection with the negotiation and consummation of the transaction contemplated by this Agreement.

      Section 8.11 Counterparts/Facsimile Delivery. This Agreement and any subsequent amendments may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement and any subsequent amendments may be signed and delivered by facsimile transmission, which delivery shall have the same binding effect as delivery of the document containing the original signature. At the request of any party, any document delivered by facsimile signature shall be followed by or re-executed by all parties in an original form; provided, that, the failure of any party to do so will not invalidate the signature delivered by facsimile transmission.

      In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          AJAY SPORTS, INC.

                                          By: /s/ Thomas W. Itin
                                             -----------------------------
                                               Thomas W. Itin, President

                                          PRO GOLF OF AMERICA, INC.

                                          By:   /s/ Robert Sage
                                              -----------------------------
                                                Robert Sage, President

                                          SELLING SHAREHOLDERS:

                                           /s/ Robert Sage
                                          -----------------------------
                                          Robert Sage

                                          The Jack London Revocable Trust

                                          By:  /s/ Jack London
                                             ----------------------------
                                          By:  Jack London, Trustee